UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange
                           Act of 1934

Date of Report (Date of earliest event reported) February 23, 2001
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SJW Corp.
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(Exact name of registrant as specified in its charter)
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    California                     1-8966          77-0066628
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(State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)           File Number)   Identification No.)

    374 W. Santa Clara Street, San Jose, California     95196
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including
area code                                       (408) 279-7810
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Not Applicable
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(Former name or former address, if changed since last report)




Item 5.  Other Events

On February 23, 2001, SJW Corp. (the "Registrant), announced that a California Public Utilities Commission (CPUC) ruling has been issued on the schedule for the remainder of the proceedings relating to the joint merger application between the Registrant and American Water Works. Subsequently, American Water Works informed Registrant that it does not intend to extend the date set for completion of the merger, which falls prior to the CPUC's proposed schedule. A copy of the press release issued by the Registrant on February 23, 2001, concerning the foregoing transaction is filed herewith as
Exhibit 99.1 and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Exhibits

              99.1  Press Release of Registrant, dated
              February 23, 2001, announcing Registrant's Merger
              Update




SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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March 1, 2001                     /s/ Angela Yip
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                                  Angela Yip,
                                  Chief Financial Officer


                        EXHIBIT INDEX

Exhibit
Number                        Description of Document
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99.1   Press Release of Registrant, dated February 23, 2001,
       announcing Registrant's Merger Update.


                         PRESS RELEASE             EXHIBIT 99.1

        SJW CORP. (AMEX:SJW) ANNOUNCES MERGER UPDATE
     SJW Corp. (AMEX:SJW) announced today that a California Public Utilities Commission (CPUC) ruling has been issued on the schedule for the remainder of the proceedings relating to the joint merger application between SJW Corp. (SJW) and American Water Works Company, Inc. (NYSE:AWK). The updated schedule contained in the ruling contemplates a proposed decision in August 2001 and a CPUC meeting to consider the proposed decision in September 2001.
     American Water Works Company, Inc. (American Water) has informed SJW that it does not intend to extend the April 28, 2001 date beyond which either party has certain rights to terminate their Agreement and Plan of Merger ("Merger Agreement").
     A meeting of the SJW Board of Directors has been scheduled to evaluate the CPUC ruling and American Water's indication that they do not intend to extend the period of time in which to complete the merger beyond April 28, 2001.
     As previously announced SJW and American Water entered into the Merger Agreement on October 28, 1999. Under the terms of the Merger Agreement, American Water would acquire all of the stock of SJW for $128 per share, or $390 million in cash. The merger requires the approval of the CPUC.
     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose Water Company, provides water service to a population of 985,000 in San Jose and nearby communities.
     American Water is the largest and most geographically diverse investor-owned water service provider in the nation.
Its subsidiaries serve a population of approximately 10 million in 23 states.
     This press release may contain certain forward looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

SEC 873 (5-95)